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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TTM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 29, 2004

To our Shareholders:

        The 2004 Annual Meeting of Shareholders of TTM Technologies, Inc. will be held at 10:00 a.m., local time, on Friday, October 29, 2004 at our corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704. At the meeting, shareholders will vote on the following matters:

  1.
  Election of three class I directors for a term expiring in 2007;

  2.
  Approval of our Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  3.
  Any other matters that properly come before the meeting and any postponement or adjournment thereof.

        Shareholders of record as of the close of business on September 1, 2004 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Santa Ana, California September 28, 2004	/s/ STACEY M. PETERSON Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TTM TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

        This proxy statement contains information related to our annual meeting of shareholders to be held on Friday, October 29, 2004, beginning at 10:00 a.m. local time at our corporate offices located at 2630 South Harbor Boulevard, Santa Ana, California 92704 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. The approximate date that this proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to shareholders is on or about September 28, 2004. You should review this information in conjunction with our 2003 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will vote on (i) the election of three class I directors and (ii) approval of our Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, our management will report on our performance during 2003 and respond to questions from our shareholders.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, September 1, 2004, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 40,853,550 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

        If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote "for" election of its nominees for directors and "for" approval of our Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Approval of Amended and Restated Management Stock Option Plan for Purposes of Section 162(m) of the Internal Revenue Code.    The affirmative vote of a plurality of the votes cast at the meeting is required for approval of our Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. A properly executed proxy marked "ABSTAIN" with respect to the approval of the material terms of the plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        Other Items.    For each other item, the affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of "broker non-votes"?

        If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

        We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

        Our principal executive offices are located at 2630 S. Harbor Blvd., Santa Ana, California 92704 and our telephone number is (714) 327-3000. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors and Nominees

        Our board of directors is divided into three classes with each class of directors serving for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, our shareholders will elect three class I directors, who will serve a term expiring at the 2007 annual meeting, or until his successor has been duly elected and qualified.

        Our board of directors has no reason to believe that its nominees will refuse to act or be unable to accept election. However, if James K. Bass, Thomas T. Edman, or Robert E. Klatell is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

        Our board of directors has nominated Messrs. Bass, Edman, and Klatell who are currently serving as directors, to stand for re-election. Messrs. Bass, Edman, and Klatell currently serve as class I directors, and if elected, will serve a three-year term expiring at the annual meeting of shareholders in 2007. Messrs. Alder and Beck serve as class II directors, and their term will expire at the annual meeting of shareholders in 2005. Messrs. Jeffrey W. Goettman, Michael E. Moran, and John G. Mayer serve as class III directors, and their term will expire at the annual meeting of shareholders in 2006.

        The following table, together with the accompanying text, sets forth certain information, with respect to each of our directors.

Name	Age	Position(s) Held
Kenton K. Alder	54	Chief Executive Officer, President, and Director
James K. Bass	47	Director
Richard P. Beck	71	Director
Thomas T. Edman	42	Director
Jeffrey W. Goettman	45	Chairman and Director
Robert E. Klatell	58	Director
John G. Mayer	53	Director
Michael E. Moran	41	Vice-Chairman and Director

        There are no family relationships among our directors.

        Kenton K. Alder has served as our Chief Executive Officer, President and Director since March 1999. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group Inc., a printed circuit board manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar. Mr. Alder holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting from Utah State University.

        James K. Bass has served as our Director since September 2000. Mr. Bass has been the Chief Executive Officer and a Director of Suntron Corporation, a publicly held provider of high mix electronic manufacturing services, since its incorporation in May 2001 and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron, since July 2000. From 1996 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. from Ohio State University. The board has determined that Mr. Bass is an independent director.

        Richard P. Beck has served as our Director since February 2001. Mr. Beck is presently retired. From November 2001 to May 2002, Mr. Beck served as Senior Vice President of Advanced Energy Industries, a publicly held manufacturer of power conversion systems and integrated technology solutions. From February 1998 to November 2001, Mr. Beck served as Senior Vice President and Chief Financial Officer of Advanced Energy Industries and continues to serve as a Director of the company. From March 1992 until February 1998, Mr. Beck served as Vice President and Chief Financial Officer of Advanced Energy. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer for Cimage Corporation, a computer software company. Mr. Beck is also Chairman of the Board, chairman of the audit committee, and serves on the compensation committee of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment. He is also a director of Photon Dynamics, Inc. a publicly held manufacturer of flat panel display test equipment and serves on its audit committee. Mr. Beck holds a Bachelor of Science in Accounting and Finance and a Master of Business Administration from Babson College. The board has determined that Mr. Beck is an independent director and a "audit committee financial expert" as described in applicable SEC rules.

        Thomas T. Edman has served as our Director since September 2004. Mr. Edman has been employed by Applied Films Corporation since June 1996 and has served as its President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President of Applied Films. From 1993 until joining Applied Films, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman serves on the board of directors of Applied Films. Mr. Edman also serves on the national board of directors of the American Electronics Association, a professional trade organization, and is chairman of its audit committee. He also serves on the Governing Board of the USDC (United States Display Consortium). Mr. Edman holds a Bachelor of Arts degree in East Asian studies (Japan) from Yale University and a Master's degree in Business Administration from The Wharton School at the University of Pennsylvania. The board has determined that Mr. Edman is an independent director.

        Jeffrey W. Goettman has served as our Chairman and Director since January 1999. Mr. Goettman has been a Managing Partner of Thayer Capital Partners, a private equity investment company, since April 2001. Mr. Goettman joined Thayer Capital Partners in February 1998. Prior to that time, Mr. Goettman served as a Managing Director and founder of the Electronics Manufacturing Services Group at Robertson Stephens & Co. Inc., an investment bank, from February 1994 to February 1998. In addition, Mr. Goettman has been the Chairman of the Board of Suntron Corporation since May 2001. Mr. Goettman holds a Bachelor of Science from Duke University and a Master of Business Administration from the Stanford University Graduate School of Business.

        Robert E. Klatell has served as our Director since September 2004. Mr. Klatell has served as a consultant to Arrow Electronics, Inc. since January 2004. Mr. Klatell served in various executive capacities at Arrow from February 1976 to December 2003, most recently as Executive Vice President from July 1995 to December 2003. Mr. Klatell is a member of the board of directors of Datascope Corp. and Mediagrif Interactive Technologies Inc. Mr. Klatell holds a Bachelor of Arts degree in History from Williams College and a Juris Doctorate from New York University Law School. The board has determined that Mr. Klatell is an independent director.

        John G. Mayer has served as our Director since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar. Mr. Mayer holds a Bachelor of Arts in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law. The board has determined that Mr. Mayer is an independent director.

        Michael E. Moran has served as our Director since January 1999 and our Vice Chairman since June 1999. Mr. Moran has been a Managing Partner of Brockway Moran & Partners, Inc., a private equity investment firm, since September 2000. Mr. Moran was a founding partner of Brockway Moran & Partners, Inc. in January 1998. Mr. Moran served as a Senior Vice President at Trivest, Inc., a private equity investment firm, from 1994 to 1998. Mr. Moran previously served on the board of directors of ElectroStar, Inc., a publicly held printed circuit board manufacturing company that was sold to Tyco International in January 1997. Mr. Moran holds a Bachelor of Science in Business Administration from Drake University and a Master of Business Administration from DePaul University.

Information Relating to Corporate Governance and the Board of Directors

        A majority of the members of our board of directors are independent. Our board of directors has determined, after considering all the relevant facts and circumstances, that Messrs. Bass, Beck, Edman, Klatell, and Mayer are independent directors, as "independence" is defined by the listing standards of the National Association of Securities Dealers ("NASD").

        Our bylaws authorize our board of directors to appoint among its members one or more committees, each consisting of one or more directors. Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. We intend to schedule each year at least two executive sessions at which independent directors meet without the presence or participation of management.

        Our board of directors has adopted charters for the audit and nominating and corporate governance committees describing the authority and responsibilities delegated to the committee by the board of directors. Our board of directors has also adopted a Whistle Blower Policy and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.ttmtech.com, the charters of our audit and nominating and corporate governance committees; our Whistle Blower Policy, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any shareholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

        Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of TTM Technologies, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

Meetings of the Board of Directors

        Our board of directors held five meetings during the fiscal year ended December 31, 2003 and also took action by written consent. All of our directors attended more than 75% of the aggregate of (i) total number of meetings of the board of directors held during fiscal year 2003, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during fiscal year 2003.

Committees of the Board of Directors

        Audit Committee.    The audit committee reviews and monitors our corporate financial reporting and our external audit, including, among other things, our control functions, the results and scope of the annual audit, and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to pre-approve services provided by, and fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Bass, Beck, and Mayer, each of whom is an independent director of our company under the NASD listing standards rules as well as under rules adopted by the Securities and Exchange Commission ("SEC") pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Beck, who serves as chairman of the audit committee, qualifies as an "audit committee financial expert" in accordance with applicable rules and regulations of the SEC. The audit committee held five meetings during fiscal 2003.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee oversees the structure and makeup of the board and oversees the management continuity planning processes. It establishes, monitors, and recommends the purpose, structure, and operations of the various committees of the board, the criteria and qualifications for membership of each committee, and recommends whether rotations and/or term limits are appropriate for the chair or committee members of the various committees. In addition, the nominating and corporate governance committee recommends individuals to stand for election as directors and recommends directors to serve on each committee as a member or as chair of the committee. It also oversees and approves the management continuity planning process, including reviewing and evaluating the succession plans relating to the chief executive officer and other executive officer positions and recommends individuals to occupy executive officer positions on the board. Finally, the nominating and corporate governance committee reviews and makes recommendations regarding our governing documents (including our articles of incorporation and the bylaws) and our corporate governance principles. The nominating and corporate governance committee consists of three members, Messrs. Beck, Klatell, and Moran. Although Mr. Moran may not be considered "independent" under the NASD listing standards, because of the valuable insight he brings to the committee, our board of directors has determined that Mr. Moran's continued membership on the nominating and corporate governance committee is in the best interests of our company. The nominating and corporate governance committee was created in 2004, and therefore held no meetings in fiscal year 2003.

        Compensation Committee.    The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Edman, Goettman, and Mayer. Although Mr. Goettman may not be considered "independent" under the NASD listing standards, due to his extensive experience in the industry and his in-depth knowledge of our company and our operations, our board of directors has determined that Mr. Goettman's continued membership on our compensation committee is in the best interests of our company. The compensation committee held three meetings and took action by written consent in fiscal year 2003.

Director Compensation and Other Information

        Our non-employee directors receive the following compensation: an annual cash retainer of $15,000 to attend four in-person board meetings per year, a $500 payment per meeting, a $1,000 payment for each audit committee meeting, $500 per year for serving as a committee chairman, and reimbursement of expenses relating to the board meetings. Non-employee directors are also paid $5,000 per director for attending any "special" committee set up to represent the interests of the minority shareholders.

        Upon election, each non-employee director receives an option to purchase 20,000 shares of our common stock. At each annual meeting of shareholders, each non-employee director, who has served as a director for the previous six months, receives an option to purchase 4,000 shares of our common stock. The options provided to the non-employee directors expire on the grant date's tenth anniversary. The initial director option grants vest over a five-year period, and the annual director option grants cliff vest on the fifth anniversary of the grant date.

PROPOSAL TWO

APPROVAL OF OUR AMENDED AND RESTATED MANAGEMENT STOCK OPTION
PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

        In June 2000, our board of directors adopted, and our shareholders subsequently approved, our Amended and Restated Management Stock Option Plan (the "Management Option Plan"). We are seeking approval of the material terms of the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m) and the Code, respectively. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. However, there is an exception from the $1 million tax deduction limitation for "performance-based" compensation. Certain awards granted under the plan can qualify as "performance-based" compensation if specific requirements are met. See "Federal Income Tax Consequences of Awards" below for a more detailed discussion of the application of Section 162(m). One requirement for the awards under the plan to qualify as "performance-based" compensation under Section 162(m) is shareholder approval after an initial public offering of the material terms of the plan.

        Currently, the plan qualifies for a transitional exemption from Section 162(m) for newly public companies. This transitional exemption will end as of our annual meeting of shareholders in 2004. Unless we receive shareholder approval at our 2004 annual meeting of shareholders, compensation attributable to awards granted under the plan will no longer be exempt from the tax deduction limitations of Section 162(m).

        No changes have been made to the terms of the plan and no additional shares are being requested. We are only requesting shareholder approval for purposes of a potential tax deduction under Section 162(m).

        Shareholders are requested in this proposal to approve the Management Option Plan for purposes of Section 162(m). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

        Failure to approve the plan for purposes of Section 162(m) would mean that awards that could qualify as "performance-based" compensation under Section 162(m) may be granted under the plan to those employees subject to Section 162(m) with adverse tax consequences to our company. As a result, if the shareholders fail to approve the material terms of our plan for purposes of Section 162(m), our board of directors will determine whether any further awards that would qualify as performance-based compensation under Section 162(m) may be granted to those employees subject to Section 162(m). We believe that any such determination would limit our ability to provide incentive to valued executives.

The board of directors recommends a vote "For" this proposal.

Description of the Management Option Plan

        The following is a summary of the principal features of the Management Option Plan, and is qualified in its entirety by the specific language of such plan, a copy of which is set forth as Appendix A to this proxy statement.

        The Management Option Plan authorizes the grant of options to purchase up to 5,547,158 shares of our common stock. As of September 1, 2004, 1,518,748 shares of common stock have been issued upon exercise of options granted under the Management Option Plan, and there were outstanding options to acquire 3,001,747 shares of common stock under the Management Option Plan. As of that date, an additional 1,026,663 shares of common stock were available for grant under the Management Option Plan.

        Administration.    The Management Option Plan is administered by our board of directors or by the compensation committee of our board, both of which have the full authority to interpret and construe the plan and all awards granted thereunder.

        Stock Options.    The Management Option Plan provides for the grant of both incentive stock options under Section 422 of the Internal Revenue Code and non-statutory stock options to our employees and consultants and those of our majority-owned subsidiaries. The board of directors has the discretion to determine the exercise price of options granted under our management stock option plan which is generally equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of grant, or 110% in the case of incentive stock options granted to individuals who own more than 10% of our common stock.

        Generally, 50% of the options granted under the Management Option Plan prior to our initial public offering were categorized as A options and the remaining 50% as B options. B options vest ratably over five years beginning on the first anniversary of the date of grant. However, our board or the compensation committee may elect to grant only one type of option. Upon the successful completion of our initial public offering, each optionee received one years' credited service towards the vesting of their B options. A options generally cliff-vest on the eighth anniversary of the date of grant. However, upon the occurrence of specified events, including a sale of shares by our majority shareholders or a merger, a portion of the A options will vest based upon the annual rate of return of our common stock. Following the completion of our initial public offering, we have only issued B options, and we do not intend to issue A options in the future.

        Upon an optionee's termination of employment without cause, the optionee will vest in a prorated portion of the B options that would have vested had the optionee remained employed until the next anniversary of the date of grant. The effect of a termination of employment without cause on the A options varies based upon when the optionee is terminated: (i) if the termination occurs more than 18 months prior to the eighth anniversary of the date of grant, all unvested options will remain outstanding and subject to acceleration for nine months; (ii) if the date of termination occurs between six months and 18 months prior to the eighth anniversary of the date of grant, then 50% of the A options will vest; and (iii) if the date of termination occurs less than six months prior to the eighth anniversary of the date of grant, then 100% of the A options will vest. If an optionee's employment is terminated without cause within one year following a change in control, 100% of the B options will vest and a portion of the A options that did not vest upon consummation of the change in control will vest. Both A and B options generally remain exercisable for 90 days following an optionee's termination of employment.

        Call Right.    During the 180-day period following a participant's termination of employment for any reason, we have a right to purchase any vested options or shares of common stock acquired upon exercise of options owned by a participant or any permitted transferee. The purchase price paid for such options will be the difference between the then fair market value and the exercise price and the purchase price for any shares shall be the fair market value of the common stock on the date of purchase. In the event a participant's employment is terminated for cause, the purchase price will be the lesser of the fair market value on the date of purchase and the exercise price.

        Amendment and Termination.    Options granted under the Management Option Plan expire on the tenth anniversary of the date of grant. The compensation committee may amend or terminate the plan at any time provided that (i) no such amendment adversely affects an optionee's rights under an existing option, and (ii) no amendment may be made if, under applicable law, shareholder approval is required, unless the committee obtains such shareholder approval. Unless terminated earlier, the Management Option Plan will terminate on December 11, 2008.

  Federal Income Tax Consequences of Awards

        The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Management Option Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

  Nonqualified Stock Options

        Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

  Incentive Stock Options

        The Management Option Plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of each class of common stock beneficially owned as of September 1, 2004, by (a) each of our directors and nominees for director, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock.

Beneficial Ownership Table

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent(2)
Directors and Executive Officers:
Kenton K. Alder(3)	413,923	1.0%
Jeffrey W. Goettman(4)	2,161,724	5.3%
Michael E. Moran(5)	809,873	2.0%
Stacey M. Peterson(6)	109,518	*
O. Clay Swain(7)	131,625	*
Shane S. Whiteside(8)	159,922	*
James K. Bass(9)	16,000	*
Richard P. Beck(10)	17,000	*
Thomas T. Edman	*	*
Robert E. Klatell	*	*
John G. Mayer(11)	16,000	*
All directors and executive officers as a group (11 persons)(12)	3,835,585	9.2%
5% Shareholders:
Thayer Capital Partners entities(13)	3,562,248	8.7%
AXA Financial, Inc.(14)	2,163,210	5.3%
Janus Capital Management LLC(15)	2,153,005	5.3%

*
Represents less than 1% of our outstanding common stock.

(1)
Except as otherwise indicated, the address of each person listed on the table is 2630 S. Harbor Blvd, Santa Ana, CA, 92704.

(2)
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after September 1, 2004, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 40,853,550 shares of our common stock outstanding as of September 1, 2004.

(3)
Includes 1,500 shares held by Mr. Alder's children and 365,923 shares issuable upon exercise of options within 60 days of September 1, 2004.

(4)
Includes 959,254 and 1,202,470 shares beneficially owned by Circuit Holdings, LLC ("Circuit Holdings") and Thayer Equity Investors IV, respectively. See footnote 13. Messrs. Goettman disclaims beneficial ownership of those shares except to the extent of their pecuniary interests.

(5)
Includes 809,873 shares beneficially owned by Brockway Moran & Partners Fund, L.P. Mr. Moran disclaims beneficial ownership of the shares held by Brockway Moran & Partners, Inc., except to the extent of his pecuniary interest.

(6)
Includes 109,518 shares issuable upon exercise of options within 60 days of September 1, 2004.

(7)
Includes 130,625 shares issuable upon exercise of options within 60 days of September 1, 2004.

(8)
Includes 139,922 shares issuable upon exercise of options within 60 days of September 1, 2004.

(9)
Includes 16,000 shares issuable upon exercise of options within 60 days of September 1, 2004.

(10)
Includes 12,000 shares issuable upon exercise of options within 60 days of September 1, 2004.

(11)
Includes 16,000 shares issuable upon exercise of options within 60 days of September 1, 2004.

(12)
Includes 789,988 shares issuable upon exercise of options within 60 days of September 1, 2004.

(13)
Represents shares held by each of Thayer Equity Investors III, L.P. (1,356,663), Thayer Equity Investors IV, L.P. (1,202,470) and TC Circuits L.L.C. (43,861), together with the shares held directly by Circuit Holdings (1,125,123). The Thayer Capital Partners entities are affiliates of and are deemed to beneficially own all of the shares that are directly owned by Circuit Holdings. Circuit Holdings is owned as follows:

Thayer Equity Investors III, L.P.	31%
Thayer Equity Investors IV, L.P.	28%
TC Circuits, L.L.C.	1%
Brockway Moran & Partners Fund, L.P.	40%

Total	100%

  Thayer Equity Investors III, L.P. and TC Circuits L.L.C. are each controlled by limited liability companies the managing members of which are Frederick Malek, Carl Rickertsen and Paul Stern.

  Thayer Equity Investors IV, L.P. is controlled by a limited liability company the managing members of which are Frederick Malek and Carl Rickertsen.

  Mr. Goettman, one of our directors, is a Managing Director of each of the limited liability companies that control Thayer Equity Investors III, L.P. and Thayer Equity Investors IV, L.P.

(14)
Based on a Schedule 13G jointly filed on February 10, 2004 by the following: (i) AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle as a group (collectively, the "Mutuelles AXA"), (ii) AXA, including AXA Rosenberg Investment Management, a AXA entity, and (iii) AXA Financial, Inc., including its subsidiaries Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States. The Mutuelles AXA own AXA, which, in turn, owns AXA Financial, Inc. Mutuelles AXA, as a group, act as a parent holding company to AXA, AXA Rosenberg Investment Management, AXA Financial, Inc., Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States. AXA acts a parent holding company to AXA Rosenberg Investment Management and AXA Financial, Inc., including its subsidiaries Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States. AXA Financial, Inc. acts as a parent holding company to Alliance Capital Management L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and The Equitable Life Assurance Society of the United States, an insurance company and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The 2,163,210 shares beneficially owned by Mutuelles AXA and AXA reflect 451,410 shares owned by AXA Rosenberg Investment Management LLC, 1,572,900 shares acquired by Alliance Capital Management L.P. on behalf of client discretionary investment advisory accounts, and 138,900 shares acquired by The Equitable Life Assurance Society of the United States. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(15)
Based on a Schedule 13G, dated February 14, 2004, filed by Janus Capital Management LLC ("Janus") with the SEC, which indicates that Janus has an indirect 100% ownership stake in Bay Isle Financial LLC ("Bay Isle") and an indirect 50.1% ownership stake in Enhanced Investment Technologies LLC ("INTECH"). Janus, Bay Isle and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus may be deemed to be the beneficial owner of shares of our common stock held by such Managed Portfolios. The address for Janus is 100 Fillmore Street, Denver, Colorado 80206-4923.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Except as may be noted below, based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2003, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2003, 2002, and 2001 earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 in 2003.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation					Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	Securities Underlying Options(#)	LTIP Payouts ($)	All Other Compensation ($)(2)
Kenton K. Alder Chief Executive Officer, President and Director	2003 2002 2001	272,500 266,442 250,000	75,000 — 65,000	(3) (4)	— — —	210,000 85,000 —	— — —	2,411 1,179 2,190
Stacey M. Peterson Chief Financial Officer and Secretary	2003 2002 2001	176,000 175,077 137,735	40,300 — 35,000	(3) (4)	— — —	110,000 61,000 —	— — —	1,218 1,931 1,169
O. Clay Swain Senior Vice President, Sales and Marketing	2003 2002 2001	150,080 147,366 140,000	37,300 — 30,000	(3) (4)	— — —	110,000 41,000 —	— — —	— — —
Shane S. Whiteside Chief Operating Officer	2003 2002 2001	210,914 147,366 140,000	40,500 — 31,000	(3) (4)	— — —	110,000 60,000 —	— — —	1,502 1,412 996

(1)
Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)
Represents matching contributions by us under our 401(K) plan.

(3)
Represents a bonus paid in 2004 based on our performance in 2003.

(4)
Represents a bonus paid in 2002 based on our performance in 2001.

Stock Option Grants

        The following table sets forth information concerning the grant of stock options in 2003 to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2003.

Option Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
			Exercise or Base Price ($/Sh)
Name				Grant Date Market Value	Expiration Date
						5%($)	10%($)
Kenton K. Alder	210,000	15.0	$13.68	$13.68	12/17/2013	1,806,688	4,578,503
Stacey M. Peterson	110,000	7.9	13.68	13.68	12/17/2013	946,361	2,398,264
O. Clay Swain	110,000	7.9	13.68	13.68	12/17/2013	946,361	2,398,264
Shane S. Whiteside	110,000	7.9	13.68	13.68	12/17/2013	946,361	2,398,264

(1)
Represents options to purchase shares of our common stock. Generally, the options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)
The percentages above are based on an aggregate of 1,399,500 shares subject to options we granted to employees in the year ended December 31, 2003.

(3)
Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

Option Values and Holdings as of December 31, 2003

        The following table sets forth information, with respect to our executive officers named in the Summary Compensation Table, concerning options exercised in 2003 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003($)(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenton K. Alder	30,123	$263,275	499,913	363,340	$6,282,400	$2,165,655
Stacey M. Peterson	25,900	226,366	120,508	202,992	1,259,449	1,263,196
O. Clay Swain	—	—	137,730	189,352	1,423,514	1,040,970
Shane Whiteside	—	—	163,997	184,129	2,020,040	1,093,336

(1)
The closing sale price per share for our common stock as reported by the Nasdaq National Market on December 31, 2003, was $16.88. The option value is calculated by multiplying (a) the positive difference, if any, between $16.88 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements and Change of Control Arrangements

        Stacey M. Peterson.    In February 2000, we entered into a letter agreement with Stacey M. Peterson, our Chief Financial Officer. Pursuant to the agreement, Ms. Peterson receives an annual salary of $160,000 and is eligible to participate in our incentive cash compensation plan with a bonus of up to 50% of her base salary. In addition, Ms. Peterson received options to purchase 125,400 shares of our common stock at an exercise price of $2.63 per share under our management stock option plan. Fifty percent of these options cliff vest on the eighth anniversary of the date of grant and the remaining 50% vest ratably over five years beginning on the first anniversary of the date of grant. If Ms. Peterson is terminated without cause anytime after 2000, she will receive salary continuation for six months.

Incentive Plans

  Cash Incentive Compensation Plan

        Effective January 1, 2000, we established a cash incentive compensation plan to provide a means of retaining and attracting capable employees and increasing the incentive to key employees to maximize the value of our company. Eligible employees receive a portion of a bonus pool, determined by our board of directors and equal to a percentage of our earnings before interest, taxes and amortization, or EBITA, as defined in the plan. The bonus pool percentage ranges from 1.0% to 5.0% of our EBITA, and is based upon achieving target levels of EBITA. The term of the agreement is for a one-year period with the bonuses payable no later than March 15th of the succeeding year. Upon a participant's termination of employment without cause or resignation for good reason, the participant will be entitled to a pro rata portion of the bonus for the year in which employment is terminated. Upon a termination for cause or a resignation without good reason, participants forfeit all rights to receive their cash incentive bonus.

  2000 Equity Compensation Plan

        In September 2000, we adopted a new equity compensation plan. The purpose of the equity compensation plan is to attract, motivate, and retain officers, employees, and consultants and reward such individuals for their contribution to our success. The plan provides for the grant of a variety of equity-based awards including, without limitation, stock options, incentive stock options, restricted stock, stock awards, and stock appreciation rights. Awards under the plan may constitute "qualified performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code. A maximum of 3,547,158 shares can be issued over the life of this plan.

        Awards Granted.    In connection with our initial public offering in September 2000, we granted our employees an aggregate of 70,832 shares. The stock awards were fully vested as of the date of grant. No other awards have been granted under our 2000 Equity Compensation Plan.

        Administration Of The Plan.    The plan is administered by our compensation committee, which has the authority to:

  •
  select the individuals who will receive awards, the type of awards granted, the number of shares of our common stock underlying each award and, subject to the provisions of the plan, the terms and conditions of such award;

  •
  construe the plan and any award documents delivered to participants under the plan; and

  •
  prescribe, amend, and rescind rules and procedures relating to the plan.

        The compensation committee may delegate to one or more of our officers some or all of its authority under the plan. However, the compensation committee may not delegate its authority to (i) grant stock options or other awards under the plan to our officers who are required to file reports of their beneficial ownership of our stock under Section 16 of the Securities Exchange Act of 1934, or (ii) to make awards that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

        Options.    Stock options granted under the plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options. All terms of stock options including exercise price, vesting, and the term of the option will be determined by the compensation committee. However, incentive stock options must have an exercise price equal to 100% of the fair market value of our common stock on the date of grant (110% of the fair market value in the case of 10% shareholders).

        Stock Appreciation Rights.    Stock appreciation rights allow a participant to receive, upon exercise, an amount in cash (or shares of our common stock) equal to the excess of the fair market value of our common stock on the date of exercise over the fair market value on the date of grant. Stock appreciation rights may be granted alone or in tandem with another award. If granted in tandem with an option, stock appreciation rights will cover an equal or lesser number of shares as are covered by the option, will be exercisable at the same time or times and to the extent as the related stock option, and will have the same terms and exercise price as the related stock option. Upon exercise of a stock appreciation right granted in tandem with an option, the related option will be cancelled automatically to the extent of the number of shares covered by the exercise. Likewise, upon exercise of a stock option, the tandem stock appreciation right associated with the option will be cancelled.

        Performance Awards.    Performance awards are conditioned upon the achievement of certain targets during a specified performance period established by the compensation committee. Any performance awards will be made in compliance with the provisions of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash, common stock, or a combination thereof. The maximum aggregate value of the cash and other property payable to a participant during any twelve-month performance period is $5.0 million. This limit will be proportionately adjusted up or down if the performance period is more than or less than 12 months.

        Stock Awards.    The compensation committee may grant shares of our common stock to participants for no consideration other than the provision of services. Stock awards may also be granted in lieu of other compensation or benefits payable. The shares of common stock underlying the stock awards will be subject to the vesting conditions, restrictions on transfer, or other incidents of ownership determined by the compensation committee and provided in the award agreement. The share certificates representing the shares granted to the participant will be registered in the name of the participants but held by us. We may take any actions we deem necessary to restrict the transfer of unvested restricted stock. Other than these restrictions on transfer and other restrictions as determined by the compensation committee and provided in the award agreement, a participant who is granted a stock award will have the rights of a shareholder, including the rights to receive dividends and to vote.

        Restricted Stock Units.    Restricted stock units represent the right to receive one share of common stock subject to the terms and conditions established by the compensation committee and provided in the award certificate. The restricted stock units are payable in common stock, cash, or other property elected by the compensation committee having a value equal to the fair market value of our common stock on the date of settlement.

        Transferability Of Awards.    Awards granted under the 2000 Equity Compensation Plan are generally not transferable by the participant and, during the lifetime of a participant, are only exercisable by the participant.

        Amendment And Termination.    Unless terminated sooner, the 2000 Equity Compensation Plan will terminate automatically on the tenth anniversary of the effective date. The compensation committee may at any time amend or terminate the plan or any related document, except that the committee may not make any amendments that would require shareholder approval without obtaining such shareholder approval.

  Amended and Restated Management Stock Option Plan

        For a general description of our Amended and Restated Management Stock Option Plan, see "Proposal Two—Approval of Our Amended and Restated Management Stock Option Plan for Purposes of Section 162(m) of the Internal Revenue Code" beginning on Page 7.

  401(K) Plan

        We and our subsidiaries sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. All non-union employees are eligible to participate in the plan on the first of the month following 90 days of employment. Participants may elect to make pre-tax contributions to the plan subject to a statutorily prescribed annual limit. Participants are fully vested in their contributions and the investment earnings. At our discretion, we make matching contributions to the 401(k) plan based upon employee contributions and profit sharing as provided for in the plan. Contributions by the participants to the 401(k) plan, and the income earned on these contributions, are generally not taxable to the participants until withdrawn.

Equity Compensation Plan Information

        The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our Amended and Restated Management Stock Option Plan and our 2000 Equity Compensation Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	3,516,260	$8.37	3,566,724
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	3,516,260	$8.37	3,566,724

Report of the Compensation Committee

        The following Report on Executive Compensation and the Report of the Audit Committee and performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

        Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

        Kenton K. Alder became our President and Chief Executive Officer in March 1999. In August 2000, the compensation committee approved a three-year employment agreement with Mr. Alder that provides for a base salary of $250,000 (subject to adjustment by our board), which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits. Mr. Alder received a bonus for 2003 equaling $75,000. The compensation committee believes that the attributes of Mr. Alder's compensation provide appropriate performance-based incentives.

        The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual's contribution and personal performance. Given our substantial increase in value and other important factors, all of our executive officers received a bonus for 2003. In addition, we maintain stock option plans designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to these plans, in 2003 the compensation committee approved fair market value option grants to certain executive officers.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. See "Proposal Two—Approval of Our Amended and Restated Management Stock Option Plan for Purposes of Section 162(m) of the Internal Revenue Code" beginning on Page 7. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2003 in excess of $1 million.

  Dated as of July 1, 2004:

  Jeffrey W. Goettman
  John G. Mayer
  Michael E. Moran

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2003, our compensation committee consisted of Messrs. Goettman, Mayer, and Moran. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

Report of the Audit Committee

        The board of directors has appointed an audit committee consisting of three directors. All members of the audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. At least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Bass, Beck, and Mayer are independent directors, as defined by Rule 4200(a)(14) of the NASD's listing standards.

        The primary responsibility of the audit committee is to assist the company's board of directors in fulfilling its responsibility to oversee management's conduct of the company's financial reporting process, including overseeing the financial reports and other financial information provided by the company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the company's systems of internal accounting and financial controls; and the annual independent audit of the company's financial statements.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management and the independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The audit committee also discussed with the independent auditors the auditors' independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

        The audit committee discussed with the company's independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company, the internal controls, and the overall quality of the financial reporting. The audit committee held five meetings during the fiscal year ended December 31, 2003.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        The board of directors has amended and restated our written charter for the audit committee to reflect, among other things, the requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC, and amended NASD listing standards. A copy of the Audit Committee Charter, as amended and restated, is included as Appendix B in this proxy statement. We certify that it is in compliance with Rule 4350(d)(1) of the NASD's listing standards.

        This report has been furnished by the audit committee to the company's board of directors.

    James K. Bass
    Richard P. Beck
    John G. Mayer

PERFORMANCE GRAPH

        The following graph compares, for the period from September 21, 2000 to December 31, 2003, the cumulative total shareholder return on our common stock against the cumulative total return of:

  •
  the Nasdaq Composite Index; and

  •
  a peer group consisting of us and three other publicly traded printed circuit board companies that we have selected.

        The graph assumes $100 was invested in our common stock on September 21, 2000, the date on which our common stock became registered under Section 12 of the Securities Exchange Act of 1934 as a result of our initial public offering, and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group are Sanmina Corporation (Nasdaq NM: SANM), Merix Corporation (Nasdaq NM: MERX), and DDi Corp. (Nasdaq NM: DDIC). Viasystems Group, Inc., a member of the peer group in 2002, filed for bankruptcy protection on October 1, 2002 and filed a Form 15 dated January 31, 2003 terminating its registration under the Securities Act of 1934 and suspending its duty to file reports under Sections 13 and 15(d) of the Securities Act of 1934.

COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN
AMONG TTOM TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Persons or Entities Related to Our Directors

        Two of our directors are principals in entities that control Circuit Holdings, which, together with Thayer Equities Investors IV, owns 5.3% of our outstanding stock. Mr. Goettman, a director of TTM, is also a Managing Director of Thayer Capital Partners. Thayer Capital Partners is affiliated with one of our shareholders, Thayer Equity Investors III, L.P., which owns approximately 31% of Circuit Holdings, and with another of our shareholders, Thayer Equity Investors IV, L.P., which owns approximately 28% of Circuit Holdings. Thayer Capital Partners is also affiliated with another of our shareholders, TC Circuits, L.L.C., which owns approximately 1% of Circuit Holdings. Michael E. Moran, another director of TTM, is a Partner of Brockway Moran & Partners, Inc. Brockway Moran & Partners, Inc. controls another of our shareholders, Brockway Moran & Partners Fund, L.P., which owns approximately 40% of Circuit Holdings.

        We are party to a management agreement with entities directly controlled by Thayer Capital Partners and Brockway Moran & Partners. We paid these entities $258,000 in financial advisory fees in connection with our February 2002 public offering, and a $500,000 financial advisory fee in connection with our December 2002 acquisition of Advanced Circuits. The management agreement requires us to pay these entities a financial advisory fee of 1.5% of the first $50,000 of the proceeds or value of any transaction with respect to which the three entities render financial advisory services to the Company, and 1% of any amount of proceeds or value in excess of $50,000 until such time as these entities and their affiliates, on a combined basis, own less than 25% of our total outstanding voting stock. Following our public offering in September 2003, Thayer Capital Partners and Brockway Moran & Partners and their affiliates no longer own 25% of our total outstanding voting stock, and accordingly we are no longer obligated to pay them financial advisory fees.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        On May 14, 2002, we engaged the accounting firm of KPMG LLP as our new independent public accountants and dismissed Arthur Andersen LLP. The decision to change accounting firms was recommended and approved by the audit committee and our board of directors on May 10, 2002.

        During the fiscal years ended December 31, 2001 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

        The report of Arthur Andersen LLP on our financial statements for the fiscal year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        We requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agreed with the above statements. A copy of this letter addressed to the SEC, dated May 14, 2002, was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on May 17, 2002.

        We engaged KPMG LLP as our new independent public accountants on May 14, 2002. We had not consulted with KPMG LLP during the fiscal year ended December 31, 2001 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, on either the application of accounting principles or type of opinion KPMG LLP might issue on our financial statements.

        KPMG LLP was our independent public accountants for the years ended December 31, 2002 and 2003 and will serve in that capacity for the 2004 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

        The following is a summary of fees, all of which were approved by the audit committee, billed by KPMG LLP for audit and other professional services during the period from May 14, 2002 through December 31, 2003:

	2002	2003
Audit fees	$219,000	$500,000
Audit-related fees	110,000	—
Tax fees	17,000	63,000
All other fees	—	—

Total	$346,000	$563,000

        "Audit-related fees" include fees for employee benefit plan audit and due diligence assistance and accounting consultation on proposed transactions. "Tax fees" include tax return preparation and consultation fees.

        The following is a summary of fees, all of which were approved by the audit committee, billed by Arthur Andersen LLP for audit and other professional services during the period from January 1, 2002 through May 14, 2002:

2002
Audit fees	$212,000
Audit-related fees	1,000
Tax fees	6,000
All other fees	—

Total	$219,000

        "Audit fees" for 2002 include fees related to our secondary offering completed in February 2002. "Audit-related fees" include fees for employee benefit plan audit and consultation on various accounting issues. "Tax fees" include tax return preparation and consulting fees.

Pre-Approval Policy for Independent Auditor's Fees

        In 2003, our audit committee adopted a formal policy concerning pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all proposed services to be provided by KPMG LLP must be pre-approved by the audit committee before any services are performed. This policy includes all audit, tax and consulting services that KPMG LLP may provide to the Company. In evaluating whether to engage KPMG LLP for non-audit services, our audit committee considers whether the performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

2003 ANNUAL REPORT ON FORM 10-K

        We have mailed with this proxy statement a copy of our annual report to each shareholder of record as of September 1, 2004. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at TTM Technologies, Inc., 2630 S. Harbor Blvd., Santa Ana, California 92704.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        We must receive shareholder proposals that are intended to be presented at our annual meeting of shareholders to be held during calendar year 2005 no later than April 28, 2005, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (a) we receive notice of the proposed matter no later than May 31, 2005, and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

        As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors and the approval of our Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

/s/ STACEY M. PETERSON Secretary

Santa Ana, California
September 28, 2004

APPENDIX A

TTM TECHNOLOGIES, INC.
AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN

        1.    Purpose.    The TTM Technologies, Inc. Management Stock Option Plan (the "Plan") is intended to further the best interests of TTM Technologies, Inc. (the "Company") and its Subsidiaries (as defined below) by encouraging key employees, consultants and directors of the Company and such Subsidiaries to continue their association with the Company and its Subsidiaries and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Company and its future growth. The Company believes that this goal may best be achieved by granting stock options to eligible key employees and consultants of the Company and its Subsidiaries.

        The stock options to be granted pursuant to this Plan (hereinafter called "Options") shall be designated as A Options ("A Options") or B Options ("B Options"). The Options may be nonqualified stock options or Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")).

        2.    Shares Subject to Plan.    Subject to adjustment from time to time as provided in Section 9, the number of shares (the "Option Shares") of the Company's authorized common stock, no par value (the "Common Stock") that shall be reserved for issuance under the Plan shall be:

          1.     4,000,000; plus

          2.     an annual increase to be added as of the first day of the Company's fiscal year for each of the years 2001, 2002, 2003 and 2004 commencing on January 1, 2001 equal to (i) the lesser of (a) 1% of the outstanding shares of Common Stock as of the close of business on the last day of the immediately preceding fiscal year and (b) 400,000 shares of Common Stock, or (ii) a lesser amount determined by the Board of Directors of the Company (the "Board"), provided that any shares from any such increase that are not issued shall be added to the aggregate number of shares available for issuance under the Plan.

        If any Option granted under the Plan shall expire or terminate without having been exercised in full or cancelled in exchange for a cash or other payment, subject to the terms of Section 10 hereof, the unissued Option Shares subject thereto shall again be available for the purposes of the Plan. Options may be exercisable hereunder for fractional Option Shares.

        3.    Effective Date of Plan.    The Plan shall become effective on December 11, 1998 (the "Effective Date").

        4.    Administration of the Plan.    The Plan shall be administered by the Board of Directors of the Company (the "Board") or by the Compensation Committee of the Board (the "Committee"). The Board may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any awards granted under it shall be final and conclusive. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted thereunder.

        5.    Eligibility.    Options may be granted only to those employees and consultants of the Company or of any Subsidiary selected by the Board or the Committee (the "Participants").

        6.    Options.

        (a)    In General.    Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board or by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of any such Option shall be evidenced by a written agreement (an "Option Agreement") executed by the relevant Participant and such officer of the Company as is designated in the resolution of the Board or the Committee authorizing such Option grant.

        (b)    Grant of Options.    The Company, by action of the Board or of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase Option Shares to Participants and for such number of Option Shares as may be determined by the Board or the Committee.

        (c)    Form of Options.    Except as otherwise determined by the Board, each award of Options shall be comprised equally of A Options and B Options.

        (d)    Option Price.    Unless otherwise determined by the Board and subject to Section 6(i), the per share exercise price of each Option (the "Option Price") granted pursuant to this Plan shall be the fair market value of an Option Share as of the date of grant (the "Grant Date"), as determined by the Board in good faith. The Option Price of an Option shall be set forth at the foot of the signature page of the applicable Option Agreement. Notwithstanding the foregoing, the Option Price of an Option intended to qualify as an Incentive Stock Option shall not be less than the fair market value of a share of Common Stock as of the relevant Grant Date as determined in good faith by the Board. An Option granted to a Participant who is employed in California shall have an Option Price not less than 85% of the fair market value of a share of Common Stock as of the Grant Date (110% in the case of any such Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent corporation or Subsidiaries).

        (e)    Duration of Options.    The period for which each Option granted hereunder shall be effective shall commence upon the relevant Grant Date and expire on the tenth anniversary thereof (the "Option Period"), or on such earlier date as may be hereinafter provided.

        (f)    Application of Shareholders Agreement; Non-Transferability.

            (i)  By executing an Option Agreement, each Participant shall become a party to the Shareholders Agreement, and all Options and Option Shares issued pursuant to the Option Agreement shall be subject to the Shareholders Agreement.

           (ii)  No Option granted pursuant to this Plan may be sold, offered, disposed of, pledged, hypothecated, encumbered or otherwise transferred by the Participant except to a deceased Participant's executors, administrators and testamentary trustees or as provided in the Shareholders Agreement, and, further, during the lifetime of the Participant, the Option may be exercised only by, or on behalf of, the Participant.

        (g)    Exercisability and Vesting of Options.

            (i)  A Options and B Options shall become exercisable in accordance with the terms of the applicable Option Agreement, subject to the employee's or consultant's continued employment or consulting relationship with the Company or any of its Subsidiaries.

           (ii)  An Option (or portion thereof) which becomes exercisable is referred to as a "Vested Option" and an Option (or portion thereof) that has not yet become exercisable is referred to as an "Unvested Option."

        (h)    Procedure for Exercise and Payment for Shares.    Exercise of an Option shall be made by the giving of written notice to the Company by the Participant, and the Option shall be deemed exercised as of the date of the giving of such written notice. Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made. The payments for Option Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. Upon (x) the exercise of any Option in compliance with the provisions of this Section 6(h) and (y) receipt by the Company of the payment of the Option Price for the Option Shares so purchased together with cash in the amount of (or the making of arrangements referred to in Section 14 of the Plan with respect to) any taxes required to be collected or withheld as a result of the exercise of this Option, the Company shall deliver or cause to be delivered to the Participant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which the Option is so exercised and payment is so made. The Option Shares shall be registered in the name of the exercising Participant; provided that in no event shall any Option Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made in one of the manners set forth below; and provided, further, that until such payment has been made, the exercising Participant shall have no rights of a shareholder. For purposes of this Section 6(h), the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein. The Option Price shall be payable at the election of the Participant, in whole or in part, in any one or a combination of cash or Mature Common Stock valued at its fair market value as determined by the Board in good faith (or, following an IPO (as defined below) the closing price of a share of Common Stock on the most recent day of trading in the Common Stock) as of the date the notice of exercise is given. "Mature Common Stock" is defined as shares of Common Stock held by such Participant for more than six months. In addition, the Company may loan to a Participant all or part of the relevant Option Price.

        (i)    Additional Terms Applicable to Incentive Stock Options.    No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company, unless (i) the Option Price determined as of the Grant Date is at least 110% of the fair market value on the Grant Date of the shares of Common Stock subject to such Option, as determined in good faith by the Board, and (ii) the Incentive Stock Option is not exercisable more than five years from the Grant Date.

        (j)    Effect of Termination of Service of Employees or Consultants.    The effect of a termination of a Participant's employment or service relationship with the Company and its Subsidiaries shall be set forth in the applicable Option Agreement and shall be subject in all respects to the Company's Call Right described in Section 7.

        7.    Company Call Right.

        (a)    Exercise of Call Right.    If the employment or service of a Participant with the Company or any of its Subsidiaries terminates for any reason, the Company shall have a right to purchase, exercisable for a period of 180 days following such termination of employment or service (and, in the case of A Options vesting after such termination of employment, for a period of 180 days following the vesting, if any, of such Options), some or all of the Vested Options and Option Shares beneficially owned by the Participant and any permitted transferees of the Participant (the "Call Right"). The Company may exercise the Call Right by giving written notice thereof to the Participant or such permitted transferee, as the case may be, prior to the expiration of such 180-day period.

        (b)    Purchase Price.    With respect to any exercise of the Call Right, the Participant or his permitted transferee, as applicable, shall surrender to the Company the Vested Options and Option Shares subject to the Call Right ("Called Shares" or "Called Options", as the case may be), and the Company shall pay to the Participant as consideration therefor the following:

            (i)  In the event that the employment or service of a Participant terminates for any reason other than by the Company or any of its Subsidiaries for Cause, the Participant shall receive a payment equal to (A) with respect to each Called Share, the fair market value as determined by the Board in good faith, and (B) with respect to each Called Option, the excess, if any, of the fair market value of a share of Common Stock as determined by the Board in good faith over the Option Price of such Called Option, and if such amount is zero or less, such Called Option shall be surrendered for cancellation without any consideration being paid therefor.

           (ii)  In the event that the employment or service of a Participant is terminated by the Company or any of its Subsidiaries for Cause, the Participant shall receive, with respect to each Called Share, a payment equal to the lesser of (A) the fair market value as determined by the Board in good faith of such Called Share and (B) the Option Price of the Option under which the Participant obtained such Called Share.

          (iii)  The fair market value shall be determined as of the date of termination of the Participant's employment or service.

        (c)    Closing.    The closing of any exercise of the Call Right shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 45 days after the date the Call Right is exercised. The date and time of closing shall be specified by the Company at the time it exercises the Call Right. At such closing, the Participant shall deliver consents to the surrender and cancellation of Called Options and certificates for the Called Shares duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed by the Participant, free and clear of any encumbrances. The Company shall, subject to Section 7(d), pay the applicable purchase price for surrendered Called Options or Called Shares in cash.

        (d)    Financial Capability; Legal Limitations.    Anything in the Plan or any Option Agreement to the contrary notwithstanding, to the extent that (i) the limitations or restrictions applicable to the Company or any of its Subsidiaries under (A) any applicable law, rule or regulation, (B) the Company's certificate of incorporation or by-laws or (C) the terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries prohibit the Company from making any payment required under the Plan or any applicable Option Agreement with respect to a Called Option or Called Share or (ii) the Board shall determine in good faith that the Company is not financially capable of making any such payment, then, in the event that the Participant's employment or service is terminated by the Company for Cause, the Company shall not be obligated to make payment at such time, and shall have the right to defer such payment until the Board reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at the Deferral Rate from the closing date for the repurchase of the Called Shares and the Called Options and shall be paid (with interest) promptly after, and to the extent that, the Board determines that the limitations and restrictions referred to in the first sentence of this Section 7(d) no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 7(d) for Called Options or Called Shares, the closing of any exercise of such Call Right shall take place as provided in Section 7(a), and the right of the Participant and his permitted transferees in respect of the Called Options and Called Shares (other than the right to receive payment of amounts deferred in accordance with this Section 7(d)) shall terminate as of such closing.

        (e)    Transfer of Call Right.    Anything in the Plan or the Option Agreement to the contrary notwithstanding, in the event that (i) the employment or service of a Participant with the Company or any of its Subsidiaries terminates for any reason (ii)(A) the terms of any indebtedness for borrowed money of the Company or any of its subsidiaries prohibit the Company from making any payment required under the Plan or any applicable Option Agreement with respect to a Called Option or a Called Share or (B) the Board shall determine in good faith that the Company is not financially capable of making any such payment as determined by the Company within 90 days following the termination of the Participant's termination of employment or service, then the Call Right of the Company hereunder shall be transferred first to Circuit Holdings, LLC which shall have 30 days in which to exercise the Call Right by giving written notice thereof to the Participant or any permitted transferee of such Participant and to the Company and if Circuit Holdings, LLC does not exercise the Call Right within such 30-day period, the Company shall notify each other shareholder of the Company ("Other Shareholder") of such fact and each Other Shareholder shall have 30 days in which to exercise the Call Right by giving written notice thereof to the Participant and any permitted transferee of such Participant and to the Company for not more than the ratio of the number of shares of Common Stock owned by such Other Shareholder to the number of shares of Common Stock then outstanding (such ratio being each shareholder's "Pro Rata Entitlement"). If any Other Shareholder does not exercise the Call Right with respect to such shareholder's full Pro Rata Entitlement within 30 days after receipt of notice from the Company, each Other Shareholder may elect to purchase more than its Pro Rata Entitlement with respect to any Called Shares or Called Options for which a Call Right has not been exercised.

        8.    Requirements of Law and of Certain Agreements.    If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Participant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Participant shall deliver to the Company his or her written statements satisfactory in form and content to the Company, that he or she intends to hold the Option Shares so acquired by him or her for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or "blue sky" law. Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or "blue sky" law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed. All Option Shares shall bear the legends provided for in the Shareholders Agreement.

        9.    Adjustments.    In the event of the declaration of any stock dividend on any class of shares of the Common Stock or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, the number and/or character of the Option Shares and/or the Option Price of any Option granted under the Plan, shall be appropriately adjusted by changes in this Plan and in any Options outstanding pursuant to this Plan (including, if appropriate, by substitution of options of the successor or transferee company) that may be deemed to be appropriate by the Committee or the Board, acting in good faith, in order to preserve the original substantive terms of the Options. In the event of the occurrence of a Change in Control (i) which does not take the form of a reorganization described in the previous sentence or (ii) pursuant to the terms of which the outstanding Options will not be adjusted or substituted pursuant to this Section 9, the treatment of the Options shall in all respects be governed by the terms of the Shareholders Agreement.

        10.    Grant of Terminated Options.    If any Option (or any portion thereof) terminates as a result of a Participant's ceasing to be an employee or consultant of the Company or its subsidiaries, the Committee or the Board may grant to any Participant an additional Option or Options with respect to the unissued Option Shares previously subject to the Option (or portion thereof) so terminated at such price and on terms and conditions determined by the Board at the relevant Grant Date.

        11.    Termination of Service.    The period of service of a Participant shall not be deemed to have terminated if the Participant is an employee or consultant of the Company who is transferred to and becomes an employee or consultant of a Subsidiary of the Company or, if he or she is an employee or consultant of a Subsidiary of the Company, who is transferred to and becomes an employee or consultant of the Company or another Subsidiary of the Company; provided, however, that if a Subsidiary of the Company ceases to be a Subsidiary, all employees or consultants of such Subsidiary not otherwise employed by, or theretofore transferred to and becoming employees or consultants of, the Company or of another Subsidiary of the Company shall be deemed to have ceased to be employees or consultants of the Company or any Subsidiary for purposes of this Plan on the date such Subsidiary ceases to satisfy the definition of "Subsidiary" herein.

        12.    Termination, Amendment or Discontinuance of the Plan.

        (a)   This Plan shall terminate upon, and no Options shall be granted after, the close of business on the tenth anniversary of the Effective Date, unless it shall have sooner terminated by there having been granted and either fully exercised or cancelled in exchange for a cash payment Options covering all Option Shares subject to this Plan.

        (b)   Except as provided in the Stock Purchase Agreement, the Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised in a manner adverse to Option holders, except in an adjustment referred to in Section 9 above or in Section 12(c) below, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended. Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of service of a Participant. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

        (c)   In the event of the declaration of any stock dividend on any class of shares of Common

Stock or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, such substitution or adjustments (including if appropriate substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property) shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the vesting criteria of outstanding Options, as may be determined to be appropriate by the Committee or the Board, acting in good faith, in order to preserve the original substantive terms of the Options.

        13.    Liquidation of the Company.    In the event of the complete liquidation or dissolution of the Company other than as an incident to a merger, reorganization, or other transaction referred to in Section 9 or 12(c) above, any Options remaining unexercised shall be deemed cancelled as of the date on which the Company's legal existence terminates without regard to or limitation by any other provision of this Plan and each Vested Option shall be entitled to a payment in cancellation thereof equal to the excess, if any, of the amount received per Option Share in such liquidation or dissolution over the Option Price, multiplied by the number of Option Shares subject to such Option.

        14.    General Provisions.

        (a)   Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees or consultants.

        (b)   The adoption of the Plan shall not confer upon any employee or consultant any right to continued service nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the service of any employee or consultant at any time.

        (c)   No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Option Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements reasonably satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that such arrangements need not involve the advancement by the Company of any funds to, for or on behalf of any Participant or the incurrence or payment by the Company of any costs or expenses. The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

        (d)   The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Washington without reference to the choice of law principles thereof.

        15.    Participant Representations.    Each Option Agreement shall provide that, in the event the Option Shares have not been registered under the Securities Act at the time the Participant's Options are exercised in whole or in part, the Participant shall represent to the Company the following:

          (a)   The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. The Participant is purchasing these securities for investment for the Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          (b)   The Participant understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant's investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities Exchange Commission, the statutory basis for such exemption may not be present if the Participant's representations meant that the Participant's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

          (c)   The Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the securities. The Participant understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

        16.    Certain Definitions.    As used herein, the following terms have the meanings set forth below:

          "Cause" means "Cause" as set forth in any employment agreement applicable to the relevant Participant. In the absence of such an agreement, "Cause" means the Participant has (i) been convicted of, or entered a plea of no contest to, a felony or other crime involving moral turpitude, (ii) committed a material act of fraud or dishonesty, (iii) materially breached his fiduciary duties to the Company or any of its Subsidiaries in a manner which results in a material financial or reputational loss to the Company or any of its Subsidiaries or (iv) failed to perform in a material manner his properly assigned duties after at least one written warning specifically advising the Participant of his failure and providing him with ten days to resume performance in accordance with his assigned duties.

          "Change in Control" means (i) the closing of a transaction the result of which is that holders of the Common Stock prior to the transaction or any of their affiliates cease to hold, directly or indirectly, a majority of the Common Stock or a majority of the voting securities of any other entity succeeding to the Company's business and assets, (ii) a sale of 50% or more of the Common Stock (other than a sale through an IPO or a sale to an affiliate), (iii) the accumulation of a majority of the Common Stock by any person who is not an affiliate of the stockholders of the Company or (iv) a change in the composition of the Board so that a majority is not elected by the stockholders of the Company as of the Effective Date or their affiliates.

          "Deferral Rate" means a rate of interest per annum equal at any time to the rate which Citibank, N.A. publicly announces as its prime lending rate from time to time, plus one percent (1%).

          "Disability" means a condition pursuant to which a Participant becomes incapacitated due to physical or mental illness and, in the good faith determination of the Board, is unable to perform his assigned duties and responsibilities and such condition continues, or, in the opinion of a physician selected by the Board, is reasonably likely to continue, for six consecutive months or for periods aggregating six months during any twelve-month period.

          "IPO" means an initial public offering of the Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act").

          "Shareholders Agreement" means the Shareholders Agreement dated as of December 11, 1998 among the Company and its stockholders.

          "Stock Purchase Agreement" means the Recapitalization and Stock Purchase Agreement dated as of December 11, 1998 among Circuit Holdings, LLC, a Delaware limited liability company, Lewis O. Coley III, and the other stockholders of the Company.

          "Subsidiary" shall have the meaning such term is given in Section 424 of the Code.

APPENDIX B

TTM TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the board of directors of TTM Technologies, Inc. to be known as the Audit Committee. The Audit Committee shall be comprised of at least three directors, none of whom shall be employees of the company and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The Nasdaq Stock Market ("Nasdaq") and the rules and regulations of the Securities and Exchange Commission ("SEC"). The members of the Audit Committee shall also be able to read and understand the financial statements of the company and otherwise comply with the experience requirements of the Nasdaq and SEC rules and regulations.

Statement of Policy

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the company. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the company's shareholders.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and financial reporting practices of the company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Meet quarterly to review company financial information, prior to the release of such information to the public.

  •
  Have sole authority to hire and terminate the independent auditors.

  •
  Have sole responsibility for all functions of the independent auditors, who shall report to the Committee.

  •
  Negotiate, execute and deliver the engagement letter to be entered into between the company and the independent auditors, and establish the compensation to be received by the independent auditors.

  •
  Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the company and its divisions and subsidiaries.

  •
  Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

  •
  Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors, the company's internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and disclosure controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  •
  Review the company's quarterly and annual financial statements, Management's Discussion and Analysis sections of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with management and the independent auditors, as well as reserves and estimates and the resumptions therefore and all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

  •
  Review the company's critical accounting policies and practices and alternative treatments of financial information with management and the independent auditors. Discuss with the independent auditors matters required to be discussed under Statement of Auditing Standards No. 100 and their judgment of the quality.

  •
  Approve new or material changes in the Company's accounting principles, practices and policies on assumptions.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

  •
  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

  •
  Review from time to time the company's accounting and financial human resources and succession planning for those functions.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of company funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

  •
  Review and approve related party transactions as such term is used by SFAS No. 57 or by rules of Nasdaq or the SEC, as required by any ethics policy adopted by the Board or the Audit Committee or as otherwise required to be disclosed in the company's financial statements or periodic filings with the SEC. It is management's responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

  •
  Review company press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the company's results of operations or financial condition.

  •
  Have the sole authority to approve the hiring of any employee who is employed by the independent auditor,

    or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

  •
  Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the company, and to report potential misconduct to the Audit Committee.

  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement and approve certifications required by the Nasdaq.

  •
  Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  •
  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

[FORM OF PROXY]

TTM TECHNOLOGIES, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby, as holder of Common Stock, no par value ("Common Stock"), of TTM TECHNOLOGIES, INC., a Washington corporation (the "Company") hereby appoints Kenton K. Alder and Stacey M. Peterson, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on September 1, 2004 at the 2004 Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704 on October 29, 2004 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

^Please detach along perforated line and mail in the envelope provided.^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR THE NOMINEES	WITHHOLD AUTHORITY FOR THE NOMINEES	EXCEPTIONS
1.	Election of Directors:	☐	☐	☐
NOMINEES:
01 James K. Bass 02 Thomas T. Edman 03 Robert E. Klatell
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Amended and Restated Management Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors; FOR the approval of the Amended and Restated Management Stock Option Plan; and as said proxies deem advisable on such other matters as may come before the meeting.

Please check the box at right if you will attend the annual meeting.	☐

To change the address on your account, or to include any comments, please check the box in the upper right and indicate your new address or comments in the space provided on the reverse side of this card. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature	Signature	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

^Please detach along perforated line and mail in the envelope provided.^

ANNUAL MEETING OF SHAREHOLDERS OF
TTM TECHNOLOGIES, INC.
October 29, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

QuickLinks

ABOUT THE MEETING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF OUR AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE
Beneficial Ownership Table
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Report of the Compensation Committee
PERFORMANCE GRAPH
COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN AMONG TTOM TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
2003 ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
OTHER MATTERS
APPENDIX A TTM TECHNOLOGIES, INC. AMENDED AND RESTATED MANAGEMENT STOCK OPTION PLAN
APPENDIX B TTM TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER
TTM TECHNOLOGIES, INC. 2004 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY